Exhibit 99.1

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	MARCH 31, 2013	DECEMBER 31, 2012
ASSETS

CURRENT ASSETS:
Cash	$8,074,232	$15,274,897
Accounts receivable, no allowance for doubtful accounts	12,570,087	8,967,863
Accounts receivable, related party	1,053,902	14,767,088
Prepaid expenses and other current assets	526,869	412,020

Total current assets	22,225,090	39,421,868

PROPERTY AND EQUIPMENT, net	207,088,005	198,467,097

INVESTMENTS, EQUITY METHOD	174,465,208	173,618,042

DEFERRED FINANCING COSTS, net of accumulated amortization of $658,831 and $463,932	1,729,316	1,496,360

Total assets	$405,507,619	$413,003,367

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,173,286	$48,588,506
Other current liabilities	972,198	530,342
Guarantee fee	4,461,993	—
Current portion of derivatives liability	280,480	296,029

Total current liabilities	22,887,957	49,414,877

DERIVATIVE LIABILITY	179,671	237,135

GUARANTEE FEE	—	3,445,589

LONG-TERM DEBT	146,200,000	120,001,703

Total liabilities	169,267,628	173,099,304

COMMITMENTS (Note 9)

EQUITY	236,239,991	239,904,063

Total liabilities and equity	$405,507,619	$413,003,367

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2013	FOR THE THREE MONTHS ENDED MARCH 31, 2012

REVENUES:
Product sales	$17,970,917	$3,908,863
Gas gathering	6,617,615	304,122
Other	2,086	21,000

Total revenue	24,590,618	4,233,985

OPERATING COSTS AND EXPENSES:
Product purchases	17,857,116	3,035,887
Plant and pipeline operating	2,378,361	567,366
General and administrative	1,574,889	959,855
Depreciation	1,919,964	548,179

Total operating expenses	23,730,330	5,111,287

OPERATING INCOME (LOSS)	860,288	(877,302)

OTHER INCOME (EXPENSES):
Interest expense	(2,176,124)	(68,733)
Equity in loss of joint ventures	(2,731,359)	—
Interest income	1,266	5
Gain on sale	268,844	—

Total other expenses	(4,637,373)	(68,728)

Net loss	(3,777,085)	(946,030)

OTHER COMPREHENSIVE INCOME –
Unrealized income on derivative liability	73,013	—

COMPREHENSIVE LOSS	$(3,704,072)	$(946,030)

See accompanying notes to condensed consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(unaudited)

	MEMBERS’ EQUITY	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)	TOTAL EQUITY

BALANCE, January 1, 2013	$240,437,227	$(533,164)	$239,904,063

Contributions	40,000	—	40,000

Unrealized gain on derivative liability	—	73,013	73,013

Net loss	(3,777,085)	—	(3,777,085)

BALANCE, March 31, 2013	$236,700,142	$(460,151)	$236,239,991

See accompanying notes to condensed consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31, 2013	FOR THE THREE MONTHS ENDED MARCH 31, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,777,085)	$(946,030)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,919,964	548,179
Amortization of deferred financing costs	194,899	—
Non-cash interest expense	1,016,404	—
Equity in loss of joint ventures	2,731,359	—
Gain on sale of asset	(268,844)	—
Share-based compensation expense	40,000	—
Changes in operating assets and liabilities:
Accounts receivable	11,124,134	55,245
Prepaid expenses and other current assets	(114,852)	19,996
Accounts payable and other current liabilities	(30,973,361)	3,266,928

Net cash provided by (used in) operating activities	(18,107,382)	2,944,318

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in joint ventures	(4,591,697)	(11,323,342)
Additions to property and equipment	(11,064,242)	(25,992,541)
Sale of property and equipment	792,214	—

Net cash used in investing activities	(14,863,725)	(37,315,883)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions, net of financing fee	—	145,375,461
Proceeds from long-term debt, net of deferred financing costs	25,772,145	—
Repayment of long-term debt	(1,703)	(2,556)

Net cash provided by financing activities	25,770,442	145,372,905

NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,200,665)	111,001,340

CASH AND CASH EQUIVALENTS, beginning of period	15,274,897	3,019,408

CASH AND CASH EQUIVALENTS, end of period	$8,074,232	$114,020,748

See accompanying notes to condensed consolidated financial statements.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.	DESCRIPTION OF BUSINESS

TEAK Midstream, L.L.C. (“TEAK” or the “Company”), a Delaware limited liability company, was established on October 6, 2009 to acquire, own maintain, develop, and sell midstream assets. TEAK’s operations are established under wholly owned subsidiaries primarily engaged in the purchase, sale, gathering, and processing of natural gas in south Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States of America and include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

Unaudited Interim Consolidated Financial Information

The accompanying interim condensed consolidated balance sheet as of March 31, 2013, and the related condensed consolidated statements of operations and comprehensive income (loss), changes in equity, and cash flows for the three months ended March 31, 2013 and 2012, and the related footnote disclosures are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with GAAP. In management’s opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of our statement of financial position as of March 31, 2013, and our consolidated results of operations and our cash flows for the three months ended March 31, 2013 and 2012. The results for the three months ended March 31, 2013 and 2012 are not necessarily indicative of the results expected for the full fiscal year.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

The Company maintains its cash balances primarily in one financial institution deemed to be of high credit quality. At times the amount of cash and cash equivalents on deposit in the financial institution exceeds federally insured limits. Management monitors the soundness of the financial institution and believes the Company’s risk is negligible.

Accounts Receivable

Accounts receivable arise from the processing, transportation, and sale of natural gas and generally require payment within 30 days. No interest is charged on past-due balances. Payments made on all accounts receivable are applied to the earliest unpaid items. The Company evaluates accounts receivable for doubtful accounts on a regular basis. The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. As of March 31, 2013 and December 31, 2012, the Company determined no allowance for doubtful accounts was necessary.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation expense is provided using the straight-line method, which, in the opinion of management, is adequate to allocate the costs of these assets over the estimated useful lives as follows:

Processing plant	30 years
Pipelines and equipment	10-25 years
Office equipment and vehicles	3-5 years

Expenditures for maintenance and repairs are expensed as incurred. Costs of major replacements and improvements are capitalized. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from appropriate accounts and any gain or loss is included in income.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Based upon this evaluation, no impairment was indicated at March 31, 2013.

Investments

The Company uses the equity method of accounting for investments in joint ventures where the ability to exercise significant influence over such entities exists. Investments in joint ventures, at equity, consist of capital contributions and advances, plus the Company’s share of accumulated earnings (losses) as of the latest fiscal year-ends of the joint ventures, less capital withdrawals and dividends.

Revenue

The Company earns revenues from (i) domestic sales of natural gas; and (ii) natural gas gathering, processing and transportation. Revenues associated with sales of natural gas are recognized when title passes to the customer. Revenues associated with transportation and processing fees are recognized when the service is provided. For gathering and processing services, the Company receives either fees or commodities from natural gas producers depending on the type of contract. Commodities received are in turn sold and recognized as revenue in accordance with the criteria outlined above. Under the percentage-of-index contract type, the Company earns revenue by purchasing wellhead natural gas at a percentage of the index price and selling processed natural gas at a price approximating the index price to third parties. The Company generally reports revenues gross in the consolidated statements of operations. The Company acts as the principal in these transactions, takes title to the product, and incurs the risks and rewards of ownership. Fee-based agreements are recorded net.

Derivative Activity

The Company entered into an interest rate swap to reduce its exposure to fluctuations in future interest rate increases. Derivative instruments are designated as cash flow hedges for accounting purposes. The

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

Company records all derivatives as either assets or liabilities on the consolidated balance sheets measured at estimated fair value. The effective portion of the changes in the fair value of derivatives is recorded in accumulated other comprehensive income (loss) and subsequently recorded in interest expense in the consolidated statements of operations and comprehensive income (loss) at the time the hedged item affects earnings. Any ineffective portion of a hedged derivative instrument’s change in fair value is immediately recognized in interest expense. Changes in the fair value of the financial derivative instrument and cash flows resulting from the settlement of that instrument are included in interest expense in the statement of operations. See additional information in Note 6 – Derivative.

Income Taxes

The Company is not subject to federal income taxation because the effects of its activities accrue to the members. Accordingly, no provision for federal income taxes is included in the accompanying financial statements.

The Company remains liable for state income taxes. The Company accounts for state income taxes in accordance with the asset and liability method of accounting for income taxes. Deferred income taxes are recognized for the tax consequences of temporary differences, at enacted statutory rates, between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Income tax expense or benefit represents the current tax payable or refundable for the period, plus or minus the tax effect of the net change in the deferred tax assets and liabilities. No material deferred tax assets or liabilities existed as of March 31, 2013 or December 31, 2012.

The Company is subject to certain provisions related to uncertain tax positions. The Company has reviewed its pass-through status and determined no uncertain tax positions exist. The Company’s income tax returns for the years ended 2012, 2011 and 2010 remain open for examination by the respective federal and state authorities. Penalties and interest are included in income tax expense in the event they are incurred. The Company has incurred neither penalties nor interest during either the three months ended March 31, 2013 or 2012.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value Measurements

The Company calculates the fair value of its assets and liabilities which qualify as financial instruments and include this additional information in the notes to consolidated financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair values of accounts receivable, and accounts payable approximate their carrying amounts due to the relatively short maturity of these instruments. None of these instruments are held for trading purposes.

Fair Value

Accounting standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company uses market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company primarily applies the market approach for recurring fair value measurements and attempt to use the best available information. Accounting standards establish a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and lowest priority to unobservable inputs (Level 3 measurement).

The three levels of fair value hierarchy are as follows:

•	Level 1: Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. At March 31, 2013 and December 31, 2012, the Company had no Level 1 measurements.

•

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Where observable inputs are available, directly or indirectly, for substantially the full term of the asset or liability, the instrument is categorized in Level 2. At March 31, 2013 and December 31, 2012, the Company’s interest rate swap was measured using Level 2 measurements.

•

Level 3: Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. At March 31, 2013 and December 31, 2012, the Company had no Level 3 measurements.

The following table sets forth by level, within the fair value hierarchy, our financial assets and liabilities that were accounted for at fair value as of March 31, 2013 and December 31, 2012:

	Level 1	Level 2	Level 3	Fair Value at March 31, 2013
Recurring fair value measurements
Interest rate swap (unaudited)	$—	$460,151	$—	$460,151

	Level 1	Level 2	Level 3	Fair Value at December 31, 2012
Recurring fair value measurements
Interest rate swap	$—	$533,164	$—	$533,164

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

3.	INVESTMENT

During 2012, the Company and TexStar Midstream Services, LP (“TexStar”) formed T2 Eagle Ford Gathering Company, LLC, T2 La Salle Gathering Company LLC, and T2 EF Cogeneration LLC (collectively, the “Joint Ventures”) to construct and operate a pipeline and cogeneration facility located in south Texas. The Company maintains a 50% interest in T2 Eagle Ford Gathering Company, LLC and T2 EF Cogeneration LLC and a 75% interest in T2 La Salle Gathering Company LLC.

For the three months ending March 31, 2013 and 2012, the Joint Ventures recognized no revenue and all activities related to construction of pipelines and cogeneration facility. For the three months ended March 31, 2013, TexStar owed the Company for construction costs incurred on behalf of the Joint Ventures and product sales totaling $1,178,126 and $1,053,902, respectively. As of December 31, 2012, TexStar owed the Company for construction costs incurred on behalf of the Joint Ventures and product sales totaling $12,252,009 and $2,515,079, respectively. For the three months ended March 31, 2013 and for the period February 17, 2012 to March 31, 2012, the Joint Ventures incurred a net loss of $4,075,300 and $0, respectively, which is primarily comprised of depreciation expense.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of March 31, 2013 and December 31, 2012:

	March 31, 2013	December 31, 2012

Pipelines and equipment	$175,160,735	$175,865,422
Construction in process	39,215,662	28,200,654
Office equipment	808,777	760,242

Total cost	215,185,174	204,826,318
Less: Accumulated depreciation	(8,097,169)	(6,359,221)

Total property and equipment	$207,088,005	$198,467,097

On January 15, 2013, the Company sold approximately 14.8 miles of 2-inch to 6-inch pipeline and related facilities, commonly referred to as the Turkey Creek System in Fort Bend County, Texas, and approximately 24.6 miles of 3-inch to 6-inch pipeline and related facilities, commonly referred to as the Colorado County System in Colorado County, for a total proceeds of $792,214 resulting in a net gain of $268,844.

5.	DEBT

On April 5, 2012, the Company entered into a $107,000,000 term loan agreement (“term loan”) with a bank. On June 26, 2012 and February 11, 2013, the term loan was amended to increase the available commitment to $120,000,000 and $160,000,000, respectively. The term loan matures on April 5, 2015 and bears interest based on a base rate or LIBOR rate plus applicable margin. The effective interest rate as of March 31, 2013 and December 31, 2012 was 2.46%. The term loan is collateralized by the real and personal property of the Company.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

The term loan contains customary financial covenants such as minimum fixed charge coverage ratio, maximum leverage ratio, minimum liquidity coverage and minimum current ratio. The financial covenants do not become effective until September 30, 2013.

6.	DERIVATIVE

On May 14, 2012, the Company entered into a three-year LIBOR interest rate basis swap contract to reduce the Company’s exposure to volatility in expected cash outflows attributable to the changes in LIBOR interest rates. Under the terms of the transaction, the Company will pay, in one-month intervals, a fixed rate of 2.92% and the counterparty will pay the prevailing one-month LIBOR rate. The initial notional value of $70,000,000 begins to amortize on a monthly basis on April 1, 2013 until expiration on April 1, 2015. As of March 31, 2013 and December 31, 2012, the Company recorded the fair value of the interest rate swap totaling $460,151 and $533,164, respectively, as a derivative liability in the consolidated balance sheets.

The Company evaluates the effectiveness of the cash flow hedging relationship on an ongoing basis. No ineffectiveness was recorded during 2013. Reclassifications from accumulated other comprehensive income (loss) to interest expense relate to realized interest expense on the interest rate swap. During the three months ended March 31, 2013, the Company recognized realized losses of $78,976. The Company expects to reclassify approximately $280,480 to interest expense from accumulated other comprehensive income (loss) during the 12 months subsequent to March 31, 2013.

7.	EQUITY

During 2012, the Company allowed an employee the right to purchase $100,000 interest in the Company in exchange for a promissory note. On January 28, 2013, the Company forgave $40,000 of the promissory note as share-based compensation expense.

8.	RELATED PARTIES

NGP IX US Holdings, LP (“NGP”), a member, provided an equity backstop for the Company’s $120,000,000 term loan in return for a guarantee fee which is due upon the sale of the Company. The guarantee fee accrues at the rate of 4% per year. For the three months ended March 31, 2013, the Company recorded guarantee fees in interest expense totaling $1,016,404. As of March 31, 2013, the guarantee fee of $4,461,993 is classified as current liability due to the sale of the Company. See Note 10 – Subsequent Events.

The Company entered into a management agreement with NGP in which the Company was required to compensate NGP $26,250 per quarter in management fees in exchange for advisory services with respect to ongoing business management of the affairs of the Company. The Company paid management fees to NGP of $26,250 for each of the three months ended March 31, 2013 and 2012.

TEAK MIDSTREAM, L.L.C. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

9.	COMMITMENTS

Cryogenic Plant Contract

During 2012, the Company entered into an agreement contracting for the fabrication of a second cryogenic plant. The agreement calls for periodic payments based upon achievements of certain milestones by the contractor of the cryogenic plant. The total amount expected to be paid for the cryogenic plant is $17,500,000. As of March 31, 2013 and December 31, 2012 the Company has paid $14,875,000 of the balance.

Operating Leases

The Company leases office space in Dallas and The Woodlands, Texas under non-cancelable operating lease arrangements. Future minimum payments under non-cancelable operating leases, as of December 31, 2012, were as follows:

2013	$713,913
2014	136,253
2015	140,272
2016	111,249

$1,101,687

Rent expense under non-cancelable operating lease arrangements amounted to $36,899 and $34,902 during the three months ended March 31, 2013 and 2012, respectively.

10.	SUBSEQUENT EVENTS

On April 16, 2013, Atlas Pipeline Partners, L.P. entered into a definitive agreement with the Company to purchase 100% of the outstanding ownership interests in the Company for $1.0 billion in cash, subject to customary purchase price adjustments. The transaction closed on May 7, 2013.

Management evaluated subsequent events through July 18, 2013, the date on which these financial statements were available for issuance.

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